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                                                                      Exhibit 11

                                Paper Warehouse Inc.
            Computation of Actual and Pro Forma Earnings (Loss) Per Share
                  (In thousands of dollars, except per share data)



                                               THREE MONTHS ENDED
                                               ------------------
                                              Actual      Pro forma (1)
                                              5/1/98         5/2/97
                                            ----------     ----------
BASIC

Actual/Pro forma net earnings
(loss) (a)                                  $ (528,103)    $ (276,935)
                                            ----------     ----------
                                            ----------     ----------

Weighted average shares
of common stock
outstanding (b)                              4,557,187      2,202,818
                                            ----------     ----------
                                            ----------     ----------

Basic Actual/pro forma earnings (loss)
per share of common stock (a/b)             $    (0.12)    $     0.13
                                            ----------     ----------
                                            ----------     ----------


DILUTED

Actual/Pro forma net earnings
(loss) (c)                                  $ (528,103)    $  276,935
                                            ----------     ----------
                                            ----------     ----------

Weighted average shares
of common stock
outstanding                                  4,557,187      2,202,818
                                            ----------     ----------
                                            ----------     ----------

Common stock
equivalents                                       -              -
                                            ----------     ----------
                                            ----------     ----------

Weighted average shares of
common stock and common
stock equivalents (d)                        4,557,187      2,202,818
                                            ----------     ----------
                                            ----------     ----------

Diluted actual/pro forma earnings
(loss) per share of common stock and
common stock equivalents
(c/d)                                       $    (0.12)    $    (0.13)
                                            ----------     ----------
                                            ----------     ----------

(1) Pro forma to reflect an income tax benefit resulting from the Company's termination of its S Corporation election.

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